Exhibit 99.1

Contact: Jim Mathias E: ir@exelatech.com W: investors.exelatech.com T: +1 972-821-5808 Exela Technologies, Inc. Reports Third Quarter 2018 Results Revenue of $383.0 million an increase of 7% over Q3 2017 on a pro forma basis; Net Loss of $28.9 million; EBITDA of $43.7 million; Expect 2018 revenue to be between $1.58 billion to $1.59 billion Third Quarter 2018 Highlights: • • Revenue of $383.0 million, representing 7% growth over Q3 2017 on a pro forma basis Operating income of $6.4 million, representing an improvement of $81.9 million over Q3 2017 on a pro forma basis Net loss of $28.9 million, a year-over-year improvement from a pro forma net loss of $130.5 million EBITDA(1) of $43.7 million, representing an improvement of $143.7 million over Q3 2017 on a pro forma basis Adjusted EBITDA(2) of $68.9 million, representing 24% growth over Q3 2017 on a pro forma basis Achieved $17.1 million of savings during the third quarter of 2018 Previously announced share buyback program remains in effect and 225,504 of common stock repurchased during Q3 2018 • • • • • Irving, TX– November 8, 2018 – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a leader in location agnostic Business Process Automation (“BPA”), announced today its financial results for the third quarter ended September 30, 2018. Exela reported strong financial growth with third quarter revenue of $383 million, an increase of 7% on a pro forma basis, and Adjusted EBITDA of $69 million, an increase of 24% on a year-over-year pro forma basis for 2017. Exela has invested approximately $60 million for the nine months ended September 30, 2018, to further accelerate growth and integration, capitalize on our leading position in the marketplace and strengthen our differentiated offerings. “Our transformative business process automation solutions are resonating well with customers. Exela’s differentiated location agnostic high automation services, Enterprise SaaS offerings and our BPA suite, DigitalNowSM are beginning to show results with substantial growth in pipeline. Recently, a top 10 bank and financial services company that we have worked with for over a decade expanded their relationship with Exela, signing a contract estimated to be $100 million of revenue over the next three years.” said Ronald Cogburn, Chief Executive Officer of Exela. James Reynolds, Chief Financial Officer of Exela, said “We expect our full year 2018 revenue to be between $1.58 billion to $1.59 billion with growth of 8.5 to 9% year-over-year. The increasing market receptiveness to DigitalNowSM has exceeded our expectations, and therefore we have accelerated our investments for future profitable growth. This key strategic initiative, when coupled with lower project revenue in our LLPS segment and the exit from a low margin contract, will have some short-term impact on our Adjusted EBITDA. Accordingly, we are now forecasting Adjusted EBITDA for the year to be between $280 million to $290 million, representing year-over-year growth of 14 to 18%”.

Financial information contained in this press release, unless otherwise stated, is presented pro forma for the business combination of Quinpario Acquisition Corp. 2 (now Exela), SourceHOV Holdings, Inc. (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which closed on July 12, 2017 (the “Business Combination”). The primary pro forma adjustment is to include the results of Novitex for the period January 1, 2017 to June 30, 2017. For more information, please refer to the reconciliation of reported to pro forma financial results contained in the Schedules to this press release. Third Quarter Ended September 30, 2018 Financial Highlights (Note: all third quarter 2017 numbers, unless otherwise stated, are presented on a pro forma basis.) • Revenue: Revenue of $383.0 million, an increase of 7.0% from $358.2 million in the third quarter of 2017 on a pro forma basis. Please refer to the pro forma revenue reconciliation contained in this press release for the third quarter of 2017. Revenue for our Information and Transaction Processing Solutions (“ITPS”) segment was $307.3 million, an increase of 9.8% year-over-year, driven primarily by revenue from the DigitalNowSM model, growth investments and acquisitions offset by a decline in business with lower automation. Healthcare Solutions (“HS”) revenue was $56.8 million, an increase of 1% year-over-year due to its ramp up of new business and is poised to grow in future periods. Legal and Loss Prevention Services (“LLPS”) revenue was $18.9 million. Results in LLPS are event driven and were negatively impacted by projects that generated lower revenue. • Low customer concentration with top 150 customers comprising 68% of revenue. • 10 customers generating over $25 million in annual revenue, an increase from 6 customers at the beginning of 2018. • 249 customers with over $1 million in annual revenue, an increase from 200 in December 2017. • 8%(3) increase in revenue per FTE to $72 thousand, from $66 thousand per FTE in December 2017. • $60 million invested in the business year-to-date to drive growth and integration. • Net Loss: Net Loss for the third quarter of 2018 totaled $28.9 million, an improvement of $101.6 million when compared to a pro forma net loss of $130.5 million in the third quarter of 2017. The improvement in third quarter 2018 net loss was driven by $81.9 million higher operating income that was offset by higher income tax expense of $36.3 million, for a net increase of $45.6 million. The third quarter of 2017 also included $53 million in charges for extinguishment of debt. • Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2018 was $68.9 million a margin of 18% and increased 23.6% when compared to pro forma Adjusted EBITDA of $55.5 million and a margin of 16% in the third quarter of 2017. The increase in third quarter 2018 Adjusted EBITDA was primarily driven by revenue growth, the Company’s cost savings initiatives, and partially offset by investments the Company made for growth. • Capital Expenditures: Capital expenditures for the third quarter of 2018 was 1.7% of revenue compared to 2.2% on a year over year basis. • Common Stock: As of September 30, 2018, total shares outstanding were 158,278,484 which includes 1,043,497 of treasury stock and 5,586,344 shares for outstanding preferred shares on an as-converted basis. 2

• Share buyback: During the third quarter of 2018, the Company repurchased 225,504 shares. The cumulative shares repurchased under the Company’s share buyback program totaled 1,043,497 in the aggregate since the inception of the program. Balance Sheet and Liquidity At September 30, 2018, Exela’s total liquidity was $124 million, measured as $45(4) million of cash excluding restricted cash, and an undrawn revolving credit facility of $100 million with $20.6 million reserved for letters of credit. Total net debt was $1.383 billion. • Updated 2018 guidance • • Revenue range $1.58 billion to $1.59 billion, approximately 8.5% growth y-o-y. Adjusted EBITDA range $280 million to $290 million, over 14% growth y-o-y. Note: Guidance is based on constant-currency. Note on Outlook: The Company has not forecasted net income/(loss) on a forward-looking basis due to the high variability and difficulty in predicting certain items that affect GAAP net income/(loss). Adjusted EBITDA should not be used to predict net income/(loss) as the difference between the two measures is variable. The above guidance is based on third quarter 2018 results. Please refer to attached schedules for reconciliations. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect absolute figures. (1) – EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release. (2) – Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release. (3) – Presented on a pro forma basis with acquisitions for the TTM period. (4) – Calculated as cash, restricted cash and cash equivalents totaling $49.6 million, less $4.6 million of restricted cash that is subject to legal restrictions as of September 30, 2018. Earnings Conference Call and Audio Webcast Exela will host a conference call to discuss its third quarter 2018 financial results today at 5:00 p.m. ET. To access this call, dial 833-255-2831 or +412-902-6724 (international). A replay of this conference call will be available through November 15, 2018 at 877-344-7529 or +412-317-0088 (international). The replay passcode is 10124229. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call. Exela has also posted additional historical financial information regarding SourceHOV and on a combined basis to its investor relations website, (http://investors.exelatech.com). About Exela Exela Technologies, Inc. (“Exela”) is a location-agnostic global business process automation ("BPA") leader combining industry-specific and multi-industry enterprise software and solutions with decades of experience. Our BPA suite of solutions are deployed in banking, healthcare, insurance and other industries to support mission critical environments. Exela is a leader in work flow automation, attended and un-attended cognitive automation, digital mail rooms, print communications, and payment processing with deployments across the globe. 3

Exela partners with customers to improve user experience and quality through operational efficiency. Exela serves over 3,700 customers across more than 50 countries, through a secure, cloud-enabled global delivery model. We are 22,000 employees strong across the Americas, Europe and Asia. Our customer list includes 60% of the Fortune® 100, along with many of the world’s largest retail chains, banks, law firms, healthcare insurance payers and providers and telecom companies. Find out more at www.exelatech.com Follow Exela on Twitter: https://twitter.com/exelatech Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/ About Non-GAAP Financial Measures: This press release includes EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the Business Combination and other such capital markets based activities. Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules to this release. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the business combination of Quinpario Acquisition Corp. 2 (now Exela), SourceHOV Holdings, Inc., (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which formed Exela Technologies, Inc. (“Exela”), and closed on July 12, 2017 (including the related transactions, the “Business Combination”), future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and 4 are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Exela’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Exela operates and general financial, economic, regulatory and political conditions affecting the industries in which Exela operates; changes in taxes, governmental laws and regulations; competitive product and pricing activity or failure to realize the anticipated benefits of the Business Combination, including as a result of a delay or difficulty in integrating the businesses of SourceHOV and Novitex or the inability to realize the expected amount and timing of cost savings and operating synergies of the Business Combination; and those factors discussed under the heading “Risk Factors” in Exela’s Annual Report on Form-10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2018 as supplemented by the risk factors contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2018. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release. 5 exela
TECHNOLOGIES

Exela Technologies
Condensed Consolidated Balance Sheets
as of September 30, 2018 and December 31, 2017

(in thousands of United States dollars unless otherwise noted)

	September 30, 2018 (Unaudited)	December 31, 2017
Assets		
Current assets		
Cash and cash equivalents	$ 40,692	$ 39,000
Restricted cash	8,955	42,489
Accounts receivable, net of allowance for doubtful accounts of $4,427 and $3,725, respectively	253,986	229,704
Inventories, net	16,122	11,922
Prepaid expenses and other current assets	26,933	24,596
Total current assets	346,688	347,711
Property, plant and equipment, net	131,156	132,908
Goodwill	749,762	747,325
Intangible assets, net	398,280	464,984
Deferred income tax assets	14,810	9,019
Other noncurrent assets	21,650	12,891
Total assets	$ 1,662,346	$ 1,714,838
Liabilities and Stockholders' Deficit		
Liabilities		
Current liabilities		
Accounts payable	$ 90,673	$ 81,263
Related party payables	10,756	14,445
Income tax payable	5,422	3,612
Accrued liabilities	41,397	49,383
Accrued compensation and benefits	54,975	46,925
Accrued interest	23,845	55,102
Customer deposits	39,419	31,656
Deferred revenue	18,084	12,709
Obligation for claim payment	52,889	42,489
Current portion of capital lease obligations	15,926	15,611
Current portion of long-term debt	20,062	20,565
Total current liabilities	373,448	373,760
Long-term debt, net of current maturities	1,307,884	1,276,094
Capital lease obligations, net of current maturities	22,945	25,958
Pension liability	30,376	25,496
Deferred income tax liabilities	2,115	5,362
Long-term income tax liability	3,470	3,470
Other long-term liabilities	15,307	14,704
Total liabilities	$ 1,755,545	$ 1,724,844
Commitments and Contingencies (Note 9)		
Stockholders' deficit		
Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 152,692,140 shares issued and 151,648,643 outstanding at September 30, 2018 and 150,578,451 shares issued and 150,529,151 outstanding at December 31, 2017	$ 15	$ 15
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 4,569,233 shares issued and outstanding at September 30, 2018 and 6,194,233 shares issued and outstanding at December 31, 2017	1	1
Additional paid in capital	482,018	482,018
Less: common stock held in treasury, at cost; 1,043,497 shares at September 30, 2018 and 49,300 shares at December 31, 2017	(5,148)	(249)
Equity based compensation	38,601	34,085
Accumulated deficit	(594,162)	(514,628)
Accumulated other comprehensive loss:		
Foreign currency translation adjustment	(3,833)	(194)
Unrealized pension actuarial losses, net of tax	(10,691)	(11,054)
Total accumulated other comprehensive loss	(14,524)	(11,248)
Total stockholders' deficit	(93,199)	(10,006)
Total liabilities and stockholders' deficit	$ 1,662,346	$ 1,714,838

6

e ela TECHNOLOGIES Exela Technologies Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2018 and 2017 {Loss) {Unaudited) (in thousands of United States dollars except share and per share amounts unless otherwise noted} Three Months ended Se11termer 30, Nine Months ended Se11termer 30, 2018 2017 2018 2017 s s s s Revenue Cost o f revenue (exclusive of depre ciation and amortization) Setting , g eneral and administrative eJ<penses Depre ciation and amortization Related party eJ<pense Operati1g income (loss) Other expense (income), net: Intere st eJ<pen se, net Loss on eldinguishment o f debt Sundry elqlense (income), ne t Other income, net Net loss before income taxes Income tax be ne I(eJ<pe nse) Net loss 383, 030 295, 936 44,913 35, 041 338,393 255,116 102,048 28,052 1 ,186, 579 903,682 137, 231 109, 428 766, 035 539, 242 172,626 70, n9 759 26,892 3, 267 31, 733 6, 381 (73,715) 32, 971 (48, 345) 38, 339 1, 067 (2, 571) (!81) 37,652 35,512 563 114, 883 1, 067 (4, 961) 91, 740 35, 512 2, 960 {4.813) (29,673) (1 47,442) (73, 205) (4, 911) (178, 557) 32, 924 733 37,002 (28,940) (110.440) (!8,116) (145,633) D ivide nd equi..ale nt on Series bene ficia l conwrsion feature P re e rred Stock related to (16,375) (1,225) (16, 375) (1,225) (914) (2,742) Cumulative dividends for Series A Pre ferred Stock Net loss anributable to comrron stoc khoklers Net loss pe r share - basic and diluted s s s s (29.854) (128.040) (80.858) {163.233) s s s s (0. 20) (2.08) (0.53) (3.98) 7

Exela Technologies Condensed Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2018 and 2017 (Unaudited) (in thousands of United States dollars unless otherwise noted) 8 Nine Months ended September 30, 2018 2017 Cash flows from operating activities Net loss $ (78,116) $ (145,633) Adjustments to reconcile net loss Depreciation and amortization 109,428 70,779 Fees paid in stock - 23,875 HGM Contract Termination Fee paid in stock - 10,000 Original issue discount and debt issuance cost amortization 8,062 9,684 Provision (recovery) for doubtful accounts 2,470 451 Deferred income tax benefit (3,689) (37,186) Share-based compensation expense 4,516 4,446 Foreign currency remeasurement (2,040) 777 Gain on sale of Meridian - (588) Loss on sale of assets 1,835 508 Fair value adjustment for interest rate swap (5,456) - Change in operating assets and liabilities, net of effect from acquisitions Accounts receivable (6,374) (2,784) Prepaid expenses and other assets (5,770) 189 Accounts payable and accrued liabilities (23,457) 48,745 Related party payables (3,689) 4,936 Net cash used in operating activities (2,280) (11,801) Cash flows from investing activities Purchases of property, plant and equipment (14,077) (7,001) Additions to internally developed software (3,080) (6,348) Additions to outsourcing contracts (5,427) (8,574) Proceeds from sale of Meridian - 4,582 Cash acquired in Quinpario reverse merger - 91 Cash paid in acquisition, net of cash received (6,513) (423,428) Proceeds on sale of assets 1,095 11 Net cash used in investing activities (28,002) (440,667) Cash flows from financing activities Change in bank overdraft - (210) Loss on extinguishment of debt 1,067 35,512 Proceeds from issuance of stock - 231,448 Repurchases of common stock (4,899) - Proceeds from financing obligations 3,068 3,040 Contribution from shareholders - 20,548 Proceeds from credit facility 30,000 1,320,500 Retirement of previous credit facilities - (1,055,736) Cash paid for debt issuance costs and debt discounts (1,094) (39,837) Cash paid for equity issue costs (7,500) (149) Borrowings from revolver and swing-line loan 30,000 72,600 Repayments from revolver and swing line loan (30,000) (72,500) Principal payments on long-term obligations (21,647) (32,647) Net cash provided by (used in) financing activities (1,005) 482,569 Effect of exchange rates on cash (554) 335 Net increase (decrease) in cash and cash equivalents (31,842) 30,436 Cash, restricted cash, and cash equivalents Beginning of period 81,489 34,253 End of period $ 49,647 $ 64,689 Supplemental cash flow data: Income tax payments, net of refunds received $ 5,296 $ 2,673 Interest paid 136,396 60,347 Noncash investing and financing activities: Assets acquired through capital lease arrangements 9,318 2,080 Leasehold improvements funded by lessor 1,565 74 Issuance of common stock as consideration for Novitex - 244,800 Accrued capital expenditures 1,994 3,512 Accretion of dividend equivalents - 16,375

Exela Technologies
Schedule 1: Pro Forma Third Quarter 2017 vs. Third Quarter 2018 Financial Performance

$ in millions	Q3'17	Q3'18	Change ($)
Information and Transaction Processing Solutions	279.8	307.3	27.5
Healthcare Solutions	56.4	56.8	0.4
Legal and Loss Prevention Services	22.0	18.9	(3.1)
Total Revenue	**358.2**	**383.0**	**24.9**
% change		*7%*	
Cost of revenue (exclusive of depreciation and amortization)	271.1	295.9	24.8
Gross profit	**87.1**	**87.1**	**0.0**
% change		*0%*	
as a % of revenue	*24%*	*23%*	
SG&A	106.5	44.9	(61.6)
Depreciation and amortization	29.2	35.0	5.8
Impairment of goodwill and other intangible assets	-	-	-
Related party expense	26.9	0.8	(26.1)
Operating (loss) income	**(75.5)**	**6.4**	**81.9**
as a % of revenue	*-21%*	*2%*	
Interest expense, net	38.3	38.3	0.0
Loss on extinguishment of debt	53.0	1.1	(51.9)
Sundry expense (income) & Other income, net	0.7	(3.4)	(4.0)
Net loss before income taxes	**(167.5)**	**(29.7)**	**137.9**
Income tax expense (benefit)	(37.0)	(0.7)	36.3
Net income (loss)	**(130.5)**	**(28.9)**	**101.6**
as a % of revenue	*-36%*	*-8%*	
Depreciation and amortization	29.2	35.0	5.8
Interest expense, net	38.3	38.3	0.0
Income tax expense (benefit)	(37.0)	(0.7)	36.3
EBITDA	**(100.0)**	**43.7**	**143.7**
as a % of revenue	*-28%*	*11%*	
EBITDA Adjustments			
1 Transaction and integration costs	79.3	0.2	(79.1)
2 Optimization and restructuring expenses	20.9	19.4	(1.4)
3 Gain / loss on derivative instruments	-	(0.8)	(0.8)
4 Other Charges	55.3	6.3	(49.0)
Adjusted EBITDA	**55.5**	**68.9**	**13.4**
% change		*24%*	
as a % of revenue	*16%*	*18%*	

9

exela TECHNOLOGIES

Exela Technologies

Schedule 2: Pro Forma YTD 2017 vs. YTD 2018 Financial Performance

$ in millions	YTD Q3'17	YTD Q3'18	Change ($)
Information and Transaction Processing Solutions	829.5	949.3	119.8
Healthcare Solutions	173.5	171.7	(1.8)
Legal and Loss Prevention Services	66.9	65.4	(1.5)
Total Revenue	**1,070.0**	**1,186.6**	**116.6**
% change		*11%*	
Cost of revenue (exclusive of depreciation and amortization)	790.0	903.7	113.7
Gross profit	**280.0**	**282.9**	**2.9**
% change		*1%*	
as a % of revenue	*26%*	*24%*	
SG&A	207.4	137.2	(70.2)
Depreciation and amortization	91.4	109.4	18.0
Impairment of goodwill and other intangible assets	-	-	-
Related party expense	32.0	3.3	(28.8)
Operating (loss) income	**(50.9)**	**33.0**	**83.8**
as a % of revenue	*-5%*	*3%*	
Interest expense, net	116.7	114.9	(1.8)
Loss on extinguishment of debt	53.0	1.1	(51.9)
Sundry expense (income) & Other income, net	3.1	(9.8)	(12.9)
Net loss before income taxes	**(223.6)**	**(73.2)**	**150.4**
Income tax expense (benefit)	(39.9)	4.9	44.8
Net income (loss)	**(183.8)**	**(78.1)**	**105.7**
as a % of revenue	*-17%*	*-7%*	
Depreciation and amortization	91.4	109.4	18.0
Interest expense, net	116.7	114.9	(1.8)
Income tax expense (benefit)	(39.9)	4.9	44.8
EBITDA	**(15.5)**	**151.1**	**166.7**
as a % of revenue	*-1%*	*13%*	
EBITDA Adjustments			
1 Transaction and integration costs	96.6	2.1	(94.5)
2 Optimization and restructuring expenses	36.9	47.0	10.0
3 Gain / loss on derivative instruments	-	(4.8)	(4.8)
4 Other Charges	64.6	13.2	(51.4)
Adjusted EBITDA	**182.5**	**208.6**	**26.0**
% change		*14%*	
as a % of revenue	*17%*	*18%*	

10

exela TECHNOLOGIES

Exela Technologies
Schedule 3: Adjusted EBITDA Reconciliation –
Three months ended and Nine months ended September 30, 2017

($ in millions)	Q3 2017[1]			YTD 2017[1]		
	As Reported	Novitex	Pro Forma	As Reported	Novitex	Pro Forma
Net loss	**($110.4)**	**($20.1)**	**($130.5)**	**($145.6)**	**($38.1)**	**($183.8)**
Taxes	(37.0)	0.0	(37.0)	(32.9)	(6.9)	(39.9)
Interest expense	37.7	0.6	38.3	91.7	24.9	116.7
Depreciation and amortization	28.1	1.2	29.2	70.8	20.6	91.4
EBITDA	**($81.7)**	**($18.2)**	**($100.0)**	**($16.0)**	**$0.5**	**($15.5)**
Transaction related costs	77.3	2.0	79.3	86.6	10.0	96.6
Optimization and restructuring expenses	19.7	1.2	20.9	31.5	5.4	36.9
Other Charges	37.8	17.5	55.3	44.1	20.5	64.6
Adjusted EBITDA	**$53.1**	**$2.5**	**$55.5**	**$146.1**	**$36.4**	**$182.5**

(1) Net loss for the period is presented on the basis of the previous debt structure of the respective standalone companies that became Exela as a result of the Business Combination. As of July 12th, 2017 those debt structures were replaced with new debt consisting of $350 million Term Loan and $1.0 billion Senior Secured Notes.

Exela Technologies
Schedule 4: Revenue and Expense Reconciliation
Three months ended and Nine months ended September 30, 2017

($ in millions)	Q3 2017[1]			YTD 2017[1]		
	As Reported	Novitex	Pro Forma	As Reported	Novitex	Pro Forma
Revenue	**$338.4**	**$19.8**	**$358.2**	**$766.0**	**$304.0**	**$1,070.0**
Cost of revenue (exclusive of depreciation and amortization)	255.1	16.0	271.1	539.2	250.8	790.0
Selling, general and administrative expenses (Including related party)	128.9	4.4	133.4	204.4	35.1	239.4
Depreciation and amortization	28.1	1.2	29.2	70.8	20.6	91.4
Operating income (loss)	(73.7)	(1.8)	(75.5)	(48.3)	(2.5)	(50.9)
Interest expense, net	37.7	0.6	38.3	91.7	24.9	116.7
Loss / (Gain) on extinguishment of debt	35.5	17.5	53.0	35.5	17.5	53.0
Sundry expense & other income, net	0.6	0.0	0.7	3.0	0.0	3.1
Net loss before income taxes	(147.4)	(20.0)	(167.5)	(178.6)	(45.0)	(223.6)
Income tax (benefit) expense	(37.0)	0.0	(37.0)	(32.9)	(6.9)	(39.9)
Net loss	($110.4)	($20.0)	($130.5)	($145.6)	($38.0)	($183.8)

(1) Net loss for the period is presented on the basis of the previous debt structure of the respective standalone companies that became Exela as a result of the Business Combination. As of July 12, 2017 those debt structures were replaced with new debt consisting of $350 million Term Loan and $1.0 billion Senior Secured Notes.

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